Exhibit T3A-28

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “APELLES INVESTMENT MANAGEMENT, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SECOND DAY OF JUNE, A.D. 2008, AT 5:41 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “APELLES INVESTMENT MANAGEMENT, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4544263 8100H	AUTHENTICATION: 2617353

151122500	DATE: 08-05-15
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:46 PM 06/02/2008 FILED 05:41 PM 06/02/2008 SRV 080654088 - 4544263 FILE

CERTIFICATE OF FORMATION

OF

APELLES INVESTMENT MANAGEMENT, LLC

FIRST: The name of the limited liability company is Apelles Investment Management, LLC.

SECOND: The address of the registered office of the limited liability company in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, DE 19901 . The name of its registered agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of June 2008.

APELLES INVESTMENT MANAGEMENT, LLC

By:	/s/ Jason Liu
Name:	Jason Liu
Title:	Authorized Person

10684528.1